Exhibit 1.01

KEMET Corporation

CONFLICT MINERALS REPORT
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2019
Report Date: May 22, 2020

INTRODUCTION
This Conflict Minerals Report for KEMET Corporation (“KEMET,” “we,” “us” or “our”) is presented to comply with Section 13(p) of the Securities Exchange Act of 1934, as amended, and Rule 13p-1 thereunder (the “Rule”) for the reporting period from January 1 to December 31, 2019.
For the reporting period from January 1 to December 31, 2019 (“Reporting Period”), KEMET conducted due diligence on the source and chain of custody of the cassiterite, columbite-tantalite, wolframite, and gold, including their derivatives, which are limited to tin, tantalum, and tungsten (“3TG”), that were necessary to the functionality or production of the products (“necessary conflict minerals”) that we manufactured or contracted to manufacture on or after January 1, 2019 to ascertain whether these conflict minerals originated in the Democratic Republic of Congo ("DRC") or an adjoining country as defined in the Rule (“Covered Countries”) and financed or benefited armed groups in any of these countries. It is noted that manufacturing products during a defined period of time may naturally include materials sourced prior to and during the Reporting Period. The reasonable country of origin inquiry and due diligence measures were applied to identified conflict mineral suppliers prior to and during the Reporting Period. Some conflict minerals utilized during the period were considered “outside the supply chain” under the Rule, meaning materials that were smelted (with respect to tin, tantalum, or tungsten) or fully refined (with respect to gold) prior to January 31, 2013, or materials that have not been smelted or fully refined but were located outside of the Covered Countries prior to January 31, 2013. As such, conflict minerals that were considered “outside the supply chain” are exempt from reporting under the Rule. However, for the purpose of this report, KEMET’s due diligence measures did not exclude these materials or suppliers.
DUE DILIGENCE MEASURES
Design of Our Due Diligence Measures
Our conflict minerals due diligence measures have been designed to conform with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidance”), as applicable for tin, tantalum, tungsten, and gold in all material respects. KEMET is both an “upstream” and “downstream” company. KEMET took an early leadership position in the industry in support of sourcing conflict-free material from the DRC and was instrumental in the development of the Kisengo Foundation. KEMET sustained these efforts in the Kisengo village in the Katanga province of the DRC by contributing to ongoing humanitarian projects. Periodically, KEMET deploys company representatives to monitor the progress of the program. We designed both our upstream and downstream due diligence measures to:

1.	Establish strong company management systems for conflict minerals supply chain due diligence and reporting compliance;

2.	Identify and assess conflict minerals risks in our supply chain;

3.	Design and implement strategies to respond to conflict minerals risks identified;

4.	Contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations; and

5.	Report on our conflict minerals supply chain due diligence activities, as required by the Rule.
Description of Due Diligence Performed as an Upstream Company
Based on the OECD Guidance, “upstream” refers to the mineral supply chain from the mine to the smelters/refiners. “Upstream companies” include miners (artisanal and small-scale or large-scale producers), local traders or exporters from the country of mineral origin, international concentrate traders, mineral re-processors and smelters/refiners. In addition, KEMET deployed representatives to the covered countries as part of our due diligence effort.
The source and chain of custody of tantalum materials were audited and validated in conformance with the Responsible Minerals Assurance Process (“RMAP”), formerly known as the Conflict-Free Smelter Program. Our compliance status as well as the audit protocols and procedures are publicly available on the Responsible Minerals Initiative (“RMI”) website. Information on such website or KEMET's website referenced herein does not constitute part of this Conflict Minerals Report.

Description of the Due Diligence Performed as a Downstream Company
Based on the OECD Guidance, “downstream” means the minerals supply chain from smelters/refiners to retailers. “Downstream companies” include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers (OEMs) and retailers. In the following chart, KEMET has described its due diligence activities that are in accordance with the five steps set forth in the OECD Guidance. These activities were performed during the Reporting Period.

Step 1: Establish strong company management systems.
A)    To clearly communicate to suppliers and the public, KEMET maintained a formal company policy to avoid the use of conflict minerals which may directly or indirectly finance or benefit armed groups in the DRC or an adjoining country (“Supply Chain Policy”). The Supply Chain Policy is publicly available on our website and is included in KEMET’s purchase order terms and conditions. The Supply Chain Policy was communicated to conflict minerals raw material suppliers during the Reporting Period and to new raw material suppliers during our supplier “on boarding” process. The Supply Chain Policy applies to any region determined by KEMET to be a conflict-affected and high risk area.

B)    To structure internal management and support supply chain due diligence, KEMET maintained in its internal Compliance Policy and Procedures, a conflict minerals document formally stating that KEMET’s Sustainability Council (“SC”) has oversight and ownership of the Supply Chain Policy. The SC membership consists of a cross section of senior management led by Senior Vice President - Quality, Global Supply Chain, Chief Compliance Officer, and Chief of Staff. The SC met quarterly to address current and future sustainability objectives and concerns. In addition, KEMET maintained a specific conflict minerals team (“Conflict Minerals Team”) that met periodically during the Reporting Period to address the implementation and progress of our due diligence efforts.

C)    To establish a system of controls and transparency over the conflict minerals supply chain as a downstream company, KEMET maintained in our internal quality and compliance procedures a requirement for suppliers to provide information on the smelters or refiners in their supply chain utilizing the RMI Conflict Minerals Reporting Template. Records of suppliers’ responses were recorded and maintained. The information was used by KEMET to determine material conflict-free status. The information was also used to provide our customers with conflict minerals smelter or refiner information.

D)    To strengthen engagement with its suppliers, KEMET performed smelter outreach and participated in supply chain seminars and conferences, as well as RMI conflict minerals discussion and working groups.

E)    KEMET had multiple communication channels available to serve as grievance mechanisms for early-warning risk awareness. Internally, KEMET provides a Whistleblower Hotline program to its personnel to anonymously report possible violations of KEMET’s Global Code of Conduct and other policies. The Whistleblower Hotline program was administered by a third-party firm which was not connected to KEMET. Externally, contact information for reporting possible violations was made available through KEMET’s public website (www.kemet.com). KEMET also actively participated in the following industry or multi-stakeholder group(s) which served as an early-warning risk-awareness system.
• Organisation for Economic Co-Operation and Development (OECD) - Participant
• RMI and RMI Grievance Mechanism - Member
• International Tin Research Institute Tin Supply Chain Initiative (iTSCi) - Member
• Tantalum-Niobium International Study Center (TIC) - Member

Step 2: Identify and assess risk in the supply chain.
A)    For the purpose of identifying risks, KEMET utilized the RMI Conflict Minerals Reporting Template (CMRT) to obtain smelter or refiner information from suppliers of raw materials which contained a conflict mineral.

B)    To assess risk, KEMET reviewed the supplier CMRT responses for completeness and for reasonableness [i.e., 1) a response does not contain contradictions or inconsistencies; and/or 2) the response is consistent with KEMET’s knowledge of the supplier]. KEMET followed up with suppliers who were unresponsive or required additional clarification.

Step 3: Design and implement a strategy to respond to identified risks.
A) KEMET reported findings of supply chain risk to senior management through quarterly and monthly business review meetings.
B)    The risk management plan adopted by KEMET was in accordance with the Supply Chain Policy to discontinue doing business with any supplier found to be purchasing tungsten, tantalum, tin, or gold material which directly or indirectly finances or benefits armed groups in the DRC or an adjoining country. KEMET understood the global supply chain of conflict minerals is complex and disclosure of mineral sources is often considered confidential. When potential risks were discovered, KEMET communicated with the smelter or refiner to address the potential risks.

C)    To monitor and track performance of risk management efforts, KEMET relied on supplier survey updates and supplier RMI updates. The status was communicated internally to conflict minerals team members in periodic meetings.

D)    To undertake additional fact and risk assessments for risks requiring mitigation or after a change of circumstances, KEMET relied on the supplier approval status as governed by its compliance and quality procedures.

Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.
KEMET relied on the RMAP independent third-party audits to supplement our internal due diligence of conflict minerals suppliers and monitored the progress of these audits to help determine the conflict-free status of our supply chain. As an RMI member, KEMET worked with other members to identify smelters in the supply chain and encouraged suppliers and customers to participate in the program. The data on which we relied for certain statements in this declaration was obtained through our membership in the RMI, using the Reasonable Country of Origin Inquiry report for member ID: “KMET.”

Step 5: Report on supply chain due diligence.
KEMET has publicly made available the Supply Chain Policy outlining its due diligence objectives. As required under Section 13(p) of the Securities and Exchange Act of 1934 and the Rule, and in consultation with internal and external counsel, KEMET has filed our Form SD - Special Disclosure Report, which includes this Conflict Minerals Report as Exhibit 1.01, with the Securities and Exchange Commission for the Reporting Period and made such disclosure available on its website at www.kemet.com.

DUE DILIGENCE DETERMINATION
Summary of Due Diligence Measures Performed
KEMET’s reasonable country of origin inquiry (“RCOI”) and due diligence employed a combination of measures to determine whether the necessary conflict minerals in KEMET’s products originated from the Covered Countries. Our due diligence measures included the following activities:

1.
KEMET surveyed all identified suppliers of raw materials which contained a conflict mineral to ascertain for each of the supplied conflict minerals (a) the smelter or refiner where it was processed and (b) its country of origin. The survey was conducted using the RMI Conflict Minerals Reporting Template. KEMET accepted supplier data up to March 31, 2020 for the Reporting Period.

2.
KEMET’s tantalum smelting and refining facilities were audited and validated as RMAP conformant. In addition, KEMET sourced its downstream externally supplied tantalum material only from RMAP conformant smelters.

3.
As a member company of the RMI, we leveraged the due diligence conducted by the RMAP of smelters and refiners. Developed by the RMI, the RMAP is a voluntary initiative in which an independent third party auditor audits smelter and refiner procurement and tolling activities and determines if the smelter or refiner demonstrated that all the minerals they processed originated from conflict-free sources.

Results of RCOI and Due Diligence Measures
KEMET is voluntarily providing disclosure as to the conflict-free status of its products in an effort to provide greater transparency over KEMET’s products.
DRC Conflict Free Products
We have designated our products as DRC Conflict Free if we were able to reasonably determine that they do not contain conflict minerals necessary to their functionality or production that directly or indirectly finance or benefit armed groups in a Covered Country, or that are obtained from recycled or scrap sources, all as further defined by applicable SEC rules. KEMET’s products manufactured in the Reporting Period were determined to be DRC Conflict Free if (a) all KEMET’s external third party suppliers who contributed necessary conflict minerals to those products provided a response to the supply chain survey confirming they had identified all of the smelters or refiners in their supply chain and (b) all of those smelters/refiners were either RMAP conformant or sourced outside the Covered Countries.
As a result of the RCOI and due diligence conducted as described above and in accordance with the Rule as originally promulgated, KEMET has determined the following product categories to be DRC Conflict Free for the Reporting Period.

•	Tantalum Capacitors

•	Tantalum Polymer Capacitors

•	Aluminum Polymer Capacitors

•	Ceramic Capacitors

•	Electrolytic Capacitors

•	Electric Double-Layered Capacitors
KEMET has insufficient information from suppliers or other sources regarding all smelters and refiners that processed the necessary conflict minerals to make a determination for the other product categories (“Other Product Categories”) set forth below and further identifies the known facilities used to process the necessary conflict minerals and country of origin in Table 1 hereunder. The country of origin information is based on the RMI Conformant Smelter Sourcing Information report dated March 31, 2020.

•	Electrical Filters

•	Electronic Control Boards

•	Film and Paper Capacitors

•	Magnetics

•	Sensors

•	Actuators

Note: In this Conflict Minerals Report, KEMET is utilizing comprehensive, top-level product categories for brevity. Certain specific products and/or product part numbers which are contained within the broad product categories listed above are DRC Conflict Free.
A total of 265 smelter and refiner facilities were identified by our suppliers. As of March 31, 2020:

•	258 were audited and found to be conformant to the RMAP

•	1 was actively participating in the RMAP

•	6 had temporarily or permanently ceased operations immediately prior to or during the Reporting Period

The charts below provide a summary of the RMAP status of the operational smelter and refiner facilities by conflict mineral:

TIN
5
1
85
NOT ACTIVE
ACTIVE
CONFORMANT
0 20 40 60 80
TANTALUM
0
0
23
NOT ACTIVE
ACTIVE
CONFORMANT
0 20 40 60 80
TUNGSTEN
0
0
38
NOT ACTIVE
ACTIVE
CONFORMANT
0 20 40 60 80
GOLD
1
0
112
NOT ACTIVE
ACTIVE
CONFORMANT
0 20 40 60 80 100 120

Table 1 below lists the known smelter and refiner facilities that processed the necessary conflict minerals in KEMET's products:
Table 1:

	Mineral	Smelter or Refiner Facility Name	Location of Facility	Smelter ID	Other Product Categories
1	Gold	Advanced Chemical Company	United States of America	CID000015	√
2	Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	√
3	Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	√
4	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035	√
5	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	√
6	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	√
7	Gold	Argor-Heraeus S.A.	Switzerland	CID000077	√
8	Gold	Asahi Pretec Corp.	Japan	CID000082	√
9	Gold	Asahi Refining Canada Ltd.	Canada	CID000924	√
10	Gold	Asahi Refining USA Inc.	United States of America	CID000920	√
11	Gold	Asaka Riken Co., Ltd.	Japan	CID000090	√
12	Gold	AU Traders and Refiners	South Africa	CID002850	√
13	Gold	Aurubis AG	Germany	CID000113	√
14	Gold	Bangalore Refinery	India	CID002863	√
15	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	√
16	Gold	Boliden AB	Sweden	CID000157	√
17	Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	√
18	Gold	Caridad	Mexico	CID000180	√
19	Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	√
20	Gold	Cendres + Metaux S.A.	Switzerland	CID000189	√
21	Gold	Chimet S.p.A.	Italy	CID000233	√
22	Gold	Chugai Mining	Japan	CID000264	√
23	Gold	Daejin Indus Co., Ltd.	Korea, Republic of	CID000328	√
24	Gold	DODUCO Contacts and Refining GmbH	Germany	CID000362	√
25	Gold	Dowa	Japan	CID000401	√
26	Gold	DS PRETECH Co., Ltd.	Korea, Republic of	CID003195	√
27	Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359	√
28	Gold	Eco-System Recycling Co., Ltd.	Japan	CID000425	√
29	Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	√
30	Gold	Geib Refining Corporation	United States of America	CID002459	√
31	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	√
32	Gold	Guangdong Jinding Gold Limited	China	CID002312	√

33	Gold	HeeSung Metal Ltd.	Korea, Republic of	CID000689	√
34	Gold	Heimerle + Meule GmbH	Germany	CID000694	√
35	Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	√
36	Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711	√
37	Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	CID000778	√
38	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	√
39	Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	√
40	Gold	Istanbul Gold Refinery	Turkey	CID000814	√
41	Gold	Italpreziosi	Italy	CID002765	√
42	Gold	Japan Mint	Japan	CID000823	√
43	Gold	Jiangxi Copper Co., Ltd.	China	CID000855	√
44	Gold	JSC Uralelectromed	Russian Federation	CID000929	√
45	Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	√
46	Gold	Kazzinc	Kazakhstan	CID000957	√
47	Gold	Kennecott Utah Copper LLC	United States of America	CID000969	√
48	Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	√
49	Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	√
50	Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605	√
51	Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	√
52	Gold	L'Orfebre S.A.	Andorra	CID002762	√
53	Gold	LS-NIKKO Copper Inc.	Korea, Republic of	CID001078	√
54	Gold	Marsam Metals	Brazil	CID002606	√
55	Gold	Materion	United States of America	CID001113	√
56	Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	√
57	Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	√
58	Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	√
59	Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	√
60	Gold	Metalor Technologies S.A.	Switzerland	CID001153	√
61	Gold	Metalor USA Refining Corporation	United States of America	CID001157	√
62	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	√
63	Gold	Mitsubishi Materials Corporation	Japan	CID001188	√
64	Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	√
65	Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	√
66	Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	√
67	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	√

68	Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	√
69	Gold	NH Recytech Company	Korea, Republic of	CID003189	√
70	Gold	Nihon Material Co., Ltd.	Japan	CID001259	√
71	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	√
72	Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	√
73	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	√
74	Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493	√
75	Gold	PAMP S.A.	Switzerland	CID001352	√
76	Gold	Pease & Curren	United States of America	CID002872	√
77	Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	√
78	Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	√
79	Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	√
80	Gold	PX Precinox S.A.	Switzerland	CID001498	√
81	Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	√
82	Gold	REMONDIS PMR B.V.	Netherlands	CID002582	√
83	Gold	Republic Metals Corporation*	United States of America	CID002510	√
84	Gold	Royal Canadian Mint	Canada	CID001534	√
85	Gold	SAAMP	France	CID002761	√
86	Gold	Safimet S.p.A	Italy	CID002973	√
87	Gold	Samduck Precious Metals	Korea, Republic of	CID001555	√
88	Gold	Samwon Metals Corp.	Korea, Republic of	CID001562	√
89	Gold	SAXONIA Edelmetalle GmbH	Germany	CID002777	√
90	Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	√
91	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	√
92	Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	√
93	Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	CID002516	√
94	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	√
95	Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	CID001761	√
96	Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	√
97	Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918	√
98	Gold	T.C.A S.p.A	Italy	CID002580	√
99	Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	√
100	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916	√
101	Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	√
102	Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	√

103	Gold	Torecom	Korea, Republic of	CID001955	√
104	Gold	Umicore Brasil Ltda.	Brazil	CID001977	√
105	Gold	Umicore Precious Metals Thailand	Thailand	CID002314	√
106	Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	√
107	Gold	United Precious Metal Refining, Inc.	United States of America	CID001993	√
108	Gold	Valcambi S.A.	Switzerland	CID002003	√
109	Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	√
110	Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	√
111	Gold	Yamakin Co., Ltd.	Japan	CID002100	√
112	Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	√
113	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	√
1	Tantalum	D Block Metals, LLC	United States of America	CID002504
2	Tantalum	Exotech Inc.	United States of America	CID000456
3	Tantalum	F&X Electro-Materials Ltd.	China	CID000460
4	Tantalum	FIR Metals & Resource Ltd.	China	CID002505
5	Tantalum	Global Advanced Metals Aizu	Japan	CID002558
6	Tantalum	Global Advanced Metals Boyertown	United States of America	CID002557
7	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
8	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616
9	Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544
10	Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547
11	Tantalum	H.C. Starck Inc.	United States of America	CID002548
12	Tantalum	H.C. Starck Ltd.	Japan	CID002549
13	Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550
14	Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545
15	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
16	Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
17	Tantalum	KEMET Blue Metals	Mexico	CID002539
18	Tantalum	KEMET Blue Powder	United States of America	CID002568
19	Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
20	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
21	Tantalum	Power Resources Ltd.	Macedonia, The Former Yugoslav Republic of	CID002847
22	Tantalum	Telex Metals	United States of America	CID001891
23	Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
1	Tin	Alpha	United States of America	CID000292	√

2	Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	√
3	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	√
4	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	√
5	Tin	China Tin Group Co., Ltd.	China	CID001070	√
6	Tin	CNMC (Guangxi) PGMA Co., Ltd.*	China	CID000278	√
7	Tin	CV Ayi Jaya	Indonesia	CID002570	√
8	Tin	CV Dua Sekawan	Indonesia	CID002592	√
9	Tin	CV Gita Pesona	Indonesia	CID000306	√
10	Tin	CV United Smelting	Indonesia	CID000315	√
11	Tin	CV Venus Inti Perkasa	Indonesia	CID002455	√
12	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	√
13	Tin	Dowa	Japan	CID000402	√
14	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	√
15	Tin	EM Vinto	Bolivia (Plurinational State of)	CID000438	√
16	Tin	Estanho de Rondonia S.A.	Brazil	CID000448	√
17	Tin	Fenix Metals	Poland	CID000468	√
18	Tin	Geiju Jinye Mineral Company*	China	CID002859	√
19	Tin	Gejiu Fengming Metallurgy Chemical Plant	China	CID002848	√
20	Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	√
21	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	√
22	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	√
23	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	√
24	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	√
25	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	CID002849	√
26	Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844	√
27	Tin	Huichang Jinshunda Tin Co., Ltd.	China	CID000760	√
28	Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	China	CID000244	√
29	Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	√
30	Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379	√
31	Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	√
32	Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	√
33	Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	√
34	Tin	Metallic Resources, Inc.	United States of America	CID001142	√
35	Tin	Metallo Belgium N.V.	Belgium	CID002773	√
36	Tin	Metallo Spain S.L.U.	Spain	CID002774	√

37	Tin	Mineracao Taboca S.A.	Brazil	CID001173	√
38	Tin	Minsur	Peru	CID001182	√
39	Tin	Mitsubishi Materials Corporation	Japan	CID001191	√
40	Tin	Modeltech Sdn Bhd	Malaysia	CID002858	√
41	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	√
42	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	√
43	Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	√
44	Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)	CID001337	√
45	Tin	Pongpipat Company Limited	Myanmar	CID003208	√
46	Tin	Precious Minerals and Smelting Limited1	India	CID003409	√
47	Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	√
48	Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	√
49	Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	√
50	Tin	PT Babel Inti Perkasa	Indonesia	CID001402	√
51	Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	√
52	Tin	PT Bangka Prima Tin	Indonesia	CID002776	√
53	Tin	PT Bangka Serumpun	Indonesia	CID003205	√
54	Tin	PT Bangka Tin Industry	Indonesia	CID001419	√
55	Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	√
56	Tin	PT Bukit Timah	Indonesia	CID001428	√
57	Tin	PT DS Jaya Abadi	Indonesia	CID001434	√
58	Tin	PT Eunindo Usaha Mandiri*	Indonesia	CID001438	√
59	Tin	PT Inti Stania Prima	Indonesia	CID002530	√
60	Tin	PT Karimun Mining	Indonesia	CID001448	√
61	Tin	PT Kijang Jaya Mandiri	Indonesia	CID002829	√
62	Tin	PT Lautan Harmonis Sejahtera*	Indonesia	CID002870	√
63	Tin	PT Menara Cipta Mulia	Indonesia	CID002835	√
64	Tin	PT Mitra Stania Prima	Indonesia	CID001453	√
65	Tin	PT Panca Mega Persada	Indonesia	CID001457	√
66	Tin	PT Premium Tin Indonesia	Indonesia	CID000313	√
67	Tin	PT Prima Timah Utama	Indonesia	CID001458	√
68	Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	√
69	Tin	PT Rajehan Ariq	Indonesia	CID002593	√
70	Tin	PT Refined Bangka Tin	Indonesia	CID001460	√
71	Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	√

72	Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	√
73	Tin	PT Sukses Inti Makmur	Indonesia	CID002816	√
74	Tin	PT Sumber Jaya Indah	Indonesia	CID001471	√
75	Tin	PT Timah Tbk Kundur	Indonesia	CID001477	√
76	Tin	PT Timah Tbk Mentok	Indonesia	CID001482	√
77	Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	√
78	Tin	PT Tirus Putra Mandiri	Indonesia	CID002478	√
79	Tin	PT Tommy Utama	Indonesia	CID001493	√
80	Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	√
81	Tin	Rui Da Hung	Taiwan, Province of China	CID001539	√
82	Tin	Soft Metais Ltda.	Brazil	CID001758	√
83	Tin	Super Ligas	Brazil	CID002756	√
84	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	CID002834	√
85	Tin	Thaisarco	Thailand	CID001898	√
86	Tin	Tin Technology & Refining	United States of America	CID003325	√
87	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	√
88	Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	√
89	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	√
90	Tin	Yunnan Tin Company Limited	China	CID002180	√
91	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	√
1	Tungsten	A.L.M.T. Corp.	Japan	CID000004	√
2	Tungsten	ACL Metais Eireli	Brazil	CID002833	√
3	Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	√
4	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513	√
5	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	√
6	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	CID000499	√
7	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875	√
8	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	√
9	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	√
10	Tungsten	Global Tungsten & Powders Corp.	United States of America	CID000568	√
11	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	√
12	Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002542	√
13	Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	√
14	Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	√
15	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	CID002579	√

16	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769	√
17	Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	√
18	Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	√
19	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	√
20	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	√
21	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	√
22	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	√
23	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	√
24	Tungsten	Kennametal Fallon	United States of America	CID000966	√
25	Tungsten	Kennametal Huntsville	United States of America	CID000105	√
26	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	√
27	Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	CID002543	√
28	Tungsten	Moliren Ltd.	Russian Federation	CID002845	√
29	Tungsten	Niagara Refining LLC	United States of America	CID002589	√
30	Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	√
31	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	CID001889	√
32	Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	√
33	Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	√
34	Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	CID002843	√
35	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	√
36	Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	√
37	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830	√
38	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CID002095	√
Country of Origin May Include
Argentina, Benin, Angola, Armenia, Australia, Austria, Azerbaijan, Belarus, Belgium, Bolivia, Bolivia (Plurinational State of), Botswana, Brazil, Brunei, Bulgaria, Burkina Faso, Burundi, Cameroon, Canada, Chile, China, Colombia, Congo, Democratic Republic of the, Croatia, Cuba, Cyprus, Czech Republic, Denmark, Dominican Republic, Ecuador, Egypt, El Salvador, Eritrea, Estonia, Ethiopia, Fiji, Finland, France, Gabon, Gambia, The, Georgia, Germany, Ghana, Greece, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, Iceland, India, Indonesia, Iran, Ireland, Israel, Italy, Ivory Coast, Japan, Jordan, Kazakhstan, Kazakhstan , Kenya, Korea, Republic of, Kuwait, Kyrgyzstan, Laos, Latvia, Lebanon, Liberia, Liechtenstein, Lithuania, Luxembourg, Macau, Madagascar, Malaysia, Mali, Malta, Mauritania, Mauritius, Mexico, Monaco, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Caledonia, New Zealand, Nicaragua, Niger, Nigeria, Norway, Pakistan, Panama, Papua New Guinea, Paraguay, Peru, Philippines, Philippines, Poland, Portugal, Puerto Rico, Qatar, Romania, Russia, Russian Federation, Rwanda, San Marino, Saudi Arabia, Senegal, Serbia, Sierra Leone, Singapore, Slovakia, Slovenia, Solomon Islands, Somaliland, South Africa, South Korea, Spain, Sudan, Suriname, Swaziland, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Togo, Trinidad and Tobago, Tunisia, Turkey, Uganda, Ukraine, United Arab Emirates, United Kingdom, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Venezuela, Vietnam, Yemen, Zambia, Zimbabwe

1 For the Reporting Period, this smelter was actively participating in the RMAP.
* During the Reporting Period, these smelters and/or refiners were RMAP-conformant. However, immediately prior to or during the Reporting Period, these smelters and/or refiners were declared no longer operational.

Future Steps to Mitigate Risks
The due diligence steps previously described for both an upstream and downstream company will be used for future reporting periods to mitigate risk and improve our due diligence. KEMET will continue:

•
Engaging suppliers of 3TG to improve the content of their responses. This includes a conflict-minerals flow down clause as well as new supplier or new material conflict minerals provisions as part of our “on boarding process.”

•	Working through the RMI to accurately identify new or existing smelters and refiners and increase their participation in the RMAP.

•	Working with the OECD and relevant trade associations to define and improve best practices.

•	Sourcing our upstream materials from conflict-free validated mines which utilize traceability schemes to ensure complete chain of custody and maintain our RMAP.

•	Enhance our validation process to include review of additional risks related to applicable laws and regulations.
By conducting these supply chain exercises during each Reporting Period in accordance with our Supply Chain Policy, KEMET will continue our efforts to mitigate the risk that the necessary conflict minerals benefit armed groups and improve our due diligence.
INDEPENDENT PRIVATE SECTOR AUDIT
Our due diligence processes and certain descriptions in this Conflict Minerals Report were audited by Resource Consulting Services Limited ("RCS Global Ltd"), as our independent private sector auditor. The auditor’s report can be found as Appendix A to this Conflict Minerals Report.

Appendix A to Conflict Minerals Report of KEMET Corporation
REPORT OF INDEPENDENT PRIVATE SECTOR AUDITOR
[Letterhead of RCS Global Ltd]
INDEPENDENT PRIVATE SECTOR AUDIT REPORT
DODD FRANK WALL STREET REFORM AND CONSUMER PROTECTION ACT, SECTION 1502
KEMET CORPORATION
To Senior Vice President - Quality, Global Supply Chain, Chief Compliance Officer and Chief of Staff.
RCS Global Ltd (“RCS Global” or “RCS”) conducted an Independent Private Sector Audit (IPSA) of KEMET Corporation (“the Company”) Conflict Minerals Report for the reporting period of January 1 to December 31, 2019. We examined evidence relating to the audit objectives set forth in 17 CFR Part 249b.400, Section 1, Item 1.01, which state that the auditor is to express an opinion or conclusion as to:
1) Whether the design of the Company’s due diligence framework as set forth in Sections on Due Diligence Measures and Summary of Due Diligence Measures Performed of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2019, is in conformity, in all material respects, with the criteria set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- Affected and High-Risk Areas, Third Edition 2016 (“OECD Guidance”), and
2) Whether the Company’s description of the due diligence measures it performed, as set forth in the Sections on Due Diligence Measures and Summary of Due Diligence Measures Performed in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2019, is consistent with the due diligence process that the Company undertook.
Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. The opinion or conclusion in this audit report is in relation to the two audit objectives. These audit objectives are narrowly defined and do not include the auditor’s opinion on:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance.

•	The completeness of the Company’s description of the due diligence measures performed.

•	The suitability of the design or operating effectiveness of the Company’s due diligence process.

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance.

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof.

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.
Consequently, we do not express an opinion or conclusion on the matters listed above or any other matters included in any section of the Conflict Minerals Report other than the design of the Company’s due diligence framework and the Company’s description of the due diligence measures it performed as set forth in the Sections mentioned in the audit objectives.
We conducted this performance audit in accordance with generally accepted government auditing standards, in particular Chapters 1, 2, 3, 6 and 7 of the U.S. Government Accountability Office Generally Accepted Government Auditing Standards, Revision of December 2011. Those standards require that we plan and perform the audit to obtain sufficient, appropriate evidence to provide a reasonable basis for our findings and conclusions based on our audit objectives.
For the first audit objective, we reviewed policies, processes and procedures describing the design of the due diligence framework and conducted interviews with the persons directly responsible for the conflict minerals program at the Company. For the second audit objective, we reviewed records supporting the implementation of due diligence measures as described in the Conflict Minerals Report. For the second audit objective, we adopted a sampling approach for the review of records, taking into account the type of mineral, the total population as well as type and level of risk associated with sourcing practices of supply chain actors.
We believe that the evidence obtained provides a reasonable basis for our findings based on our audit objectives.
Management was provided an opportunity to review and offer comments on a draft of this report and had no comments to the draft report.

In our opinion,

•
the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2019, as set forth in the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•
the Company’s description of the due diligence measures it performed as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2019, is consistent with the due diligence process that the Company undertook.

RCS Global Ltd.
London, 23 April 2020

By: /s/ JOSUE RUIZ
MSc Josue Ruiz
Auditor